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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PIMCO Advisors Holdings L.P. on Form S-4 of our report dated February 2, 1996, relating to the consolidated financial statements of PIMCO Advisors L.P. and subsidiaries for the year ended December 31, 1995, appearing in the Annual Report on Form 10-K of PIMCO Advisors Holdings L.P. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
May 18, 1998